Exhibit 99.2

[The CIT Group, Inc. Logo]

                                                     Contact: Michael J. McGowan
                                                     Senior Vice President
                                                     Communications Services
                                                     (973) 535-3506
                                                     michael.mcgowan@cit.com

FROM:     THE CIT GROUP, INC.
          1211 AVENUE OF THE AMERICAS
          NEW YORK, NY  10036

FOR IMMEDIATE RELEASE

             THE CIT GROUP, INC. DECLARES REGULAR QUARTERLY DIVIDEND

      LIVINGSTON, NEW JERSEY, July 27, 2000 --- The Board of Directors of The CIT Group, Inc. (NYSE:CIT; TSE:CIT.U) today declared a regular quarterly cash dividend of $.10 per common share for shareholders of record on August 10, 2000. The cash dividend is payable on August 31, 2000.

      CIT is one of the largest commercial and consumer financing companies in the world. Founded in 1908, CIT provides diversified financing products and services to a broad range of customers through strategically focused business units.

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